UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2010

Cytomedix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	01-32518	23-3011702
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

209 Perry Parkway, Suite 7, Gaithersburg, Maryland 20877
(Address of Principal Executive Office) (Zip Code)

240-499-2680
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

 Cytomedix, Inc. (the “Company”), previously filed (i) a Current Report on Form 8-K on April 12, 2010 to report that, among other things, the Company had completed acquisition of certain assets of Sorin Group USA, Inc. (the “Seller”) relating to the Seller’s Angel® systems and ActivAT™ businesses and to provide certain audited financial statements of the business acquired (the “Initial Report”), and (ii) Amendment No. 1 to the Initial Report on June 21, 2010 to include certain pro forma financial information required by part (b) of Item 9.01 of Form 8-K relating to the same acquisition, and (iii) Amendment No. 2 to the Initial Report on August 3, 2010 to update previously provided financial statements of the business acquired and pro forma financial information to comply with the age of financial statements requirements under the Securities Act of 1933, as amended (the “Amended 8-Ks”) (together with the “Initial Report”, the “8-K Filings”), all sets of which financial presentations are incorporated by reference herein.

The purpose of this Amendment No. 3 to the 8-K Filing is to further update the pro forma financial information to comply with the age of financial statements requirements under the Securities Act of 1933, as amended, and rules and regulations promulgated thereunder. Except as described herein, the information contained in the 8-K Filing has not been updated or amended, and the Company undertakes no obligation to update or revise the information set forth herein, whether as a result of new information, changed circumstances or future events or for any other reason.

Item 9.01	Financial Statements and Exhibits

(a)	Pro Forma Financial Information

 The unaudited pro forma financial information for the nine months ended September 30, 2010 is furnished as Exhibit 99.1 to this Amendment No. 3 to the 8-K Filing and incorporated into this Item 9.01(b) by reference.

(b)	Exhibits

99.1	Unaudited pro forma combined statement of operations of Cytomedix, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cytomedix, Inc.

By:	/s/ Martin P. Rosendale
Martin P. Rosendale Chief Executive Officer

Date:      November 16, 2010